                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                                 PETROFINA S.A.,

                        PETROFINA DELAWARE, INCORPORATED,

                                 NEW FINA, INC.

                                       AND

                                   FINA, INC.

                          Dated as of February 17, 1998


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                                TABLE OF CONTENTS

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
ARTICLE I
         THE MERGER; CLOSING......................................................................................2
                  1.1      The Merger.............................................................................2
                  1.2      Effective Time.........................................................................2
                  1.3      Time and Place of Closing..............................................................2
                  1.4      Effect of the Merger...................................................................2

ARTICLE II
         THE SURVIVING CORPORATION................................................................................2
                  2.1      Certificate of Incorporation.  ........................................................2
                  2.2      By-laws. ..............................................................................3
                  2.3      Directors and Officers.................................................................3

ARTICLE III
         CONVERSION OF SECURITIES; EXCHANGE.......................................................................3
                  3.1      Conversion of Securities...............................................................3
                  3.2      Mergeco Common Shares..................................................................4
                  3.3      Stock Options.  .......................................................................4
                  3.4      Dissenting Shares.  ...................................................................4
                  3.5      Exchange of Certificates...............................................................5
                  3.6      No Liability...........................................................................6

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................7
                  4.1      Organization...........................................................................7
                  4.2      Capitalization.........................................................................7
                  4.3      Authorization of this Agreement; Recommendation of Merger..............................8
                  4.4      Governmental Filings; No Conflicts.....................................................8
                  4.5      Disclosure and Financial Statements; No Undisclosed Liabilities........................9
                  4.6      Vote Required.........................................................................10
                  4.7      Opinion of Financial Advisor..........................................................10
                  4.8      Finders and Investment Bankers........................................................10

ARTICLE V
         REPRESENTATIONS AND WARRANTIES REGARDING MERGECO........................................................10
                  5.1      Organization..........................................................................10
                  5.2      Capitalization........................................................................10
                  5.3      Authorization of this Agreement.......................................................11
                  5.4      Governmental Filings; No Violations...................................................11
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                                      - i -
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
ARTICLE VI
         REPRESENTATIONS AND WARRANTIES REGARDING PDI............................................................12
                  6.1      Organization..........................................................................12
                  6.2      Capitalization........................................................................12
                  6.3      Authorization of this Agreement.......................................................12
                  6.4      Governmental Filings; No Violations...................................................12

ARTICLE VII
         REPRESENTATIONS AND WARRANTIES OF PARENT................................................................13
                  7.1      Organization..........................................................................13
                  7.2      Capitalization........................................................................13
                  7.3      Subsidiaries..........................................................................14
                  7.4      Authorization of this Agreement.......................................................14
                  7.5      Governmental Filings; No Violations...................................................14
                  7.6      Disclosure and Financial Statements; No Undisclosed Liabilities.......................15
                  7.7      Financial Ability to Perform..........................................................16
                  7.8      Finders and Investment Bankers........................................................16
                  7.9      No Foreign Withholding................................................................16

ARTICLE VIII
         COVENANTS...............................................................................................16
                  8.1      Conduct of the Business of the Company. ..............................................16
                  8.2      Activities of Mergeco.................................................................17
                  8.3      Stockholders' Meeting.................................................................17
                  8.4      SEC Filings; Registration Statement...................................................17
                  8.5      Filings, Other Action.................................................................18
                  8.6      Public Announcements..................................................................18
                  8.7      NYSE Listing..........................................................................19
                  8.8      Warrant Agreement.....................................................................19
                  8.9      Further Action........................................................................19
                  8.10     Directors' and Officers' Indemnification and Insurance................................19
                  8.11     Transfer Taxes........................................................................20
                  8.12     DOL Application.......................................................................21

ARTICLE IX
         CLOSING CONDITIONS......................................................................................21
                  9.1      Conditions to the Obligations of Each Party...........................................21
                  9.2      Conditions to the Obligations of Parent, PDI and Mergeco..............................21
                  9.3      Conditions to the Obligations of the Company..........................................22
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                                     - ii -


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
ARTICLE X
         TERMINATION AND ABANDONMENT.............................................................................23
                  10.1     Termination...........................................................................23
                  10.2     Procedure and Effect of Termination...................................................23

ARTICLE XI
         MISCELLANEOUS...........................................................................................24
                  11.1     Amendment and Modification............................................................24
                  11.2     Waiver of Compliance; Consents........................................................24
                  11.3     Non-Survival of Representations, Warranties and Agreements............................24
                  11.4     Notices...............................................................................25
                  11.5     Assignment; Parties in Interest.......................................................26
                  11.6     Expenses..............................................................................26
                  11.7     Specific Performance..................................................................26
                  11.8     Governing Law.........................................................................26
                  11.9     Counterparts..........................................................................26
                  11.10    Interpretation........................................................................26
                  11.11    Entire Agreement......................................................................27

INDEX OF DEFINED TERMS...........................................................................................29



                                     - iii -
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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of February 17, 1998, among (i) PetroFina S.A., a societe anonyme/naamloze vennootschap organized under the laws of Belgium ("Parent"); (ii) New Fina, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Mergeco"); (iii) Petrofina Delaware, Incorporated, a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("PDI"); and (iv) Fina, Inc., a Delaware corporation (the "Company").

         WHEREAS, Parent owns all of the capital stock of American Petrofina Holding Company, a Delaware corporation ("APHC"), which owns all of the capital stock of PDI (each of PDI and APHC are referred to hereinafter as a "Parent Subsidiary," and together as the "Parent Subsidiaries"); and PDI owns an aggregate of approximately 85% of the shares of Class A common stock, par value $0.50 per share, and 100% of the shares of Class B common stock, par value $0.50 per share (collectively, the "Common Shares") of the Company;

         WHEREAS, Parent has proposed to the Board of Directors of the Company that Parent acquire through APHC and PDI the Common Shares not owned by PDI or any other affiliate of Parent (the "Public Shares" and the holders thereof being referred to as the "Public Shareholders");

         WHEREAS, Parent desires to contribute the interest that it acquires in the Public Shares to APHC and to cause APHC, in turn, to contribute such interest to PDI;

         WHEREAS, the Board of Directors of each of Parent and Mergeco believes it is in the best interest of each of Parent and Mergeco and their respective shareholders, and the Board of Directors of the Company believes it is in the best interest of the Company and its shareholders, to consummate the merger of Mergeco with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, a Special Committee of the Board of Directors of the Company (the "Special Committee"), has (i) determined that the Merger is fair to and in the best interests of the Public Shareholders and (ii) recommended the approval of this Agreement to the Board of Directors of the Company and the adoption of this Agreement to the Public Shareholders; and

         WHEREAS, the Boards of Directors of Parent, PDI, Mergeco and the Company have approved this Agreement and approved the Merger upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                               THE MERGER; CLOSING

         1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Corporation Law" or "DGCL"), at the Effective Time (as hereinafter defined), Mergeco shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Mergeco shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

         1.2 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, but in no event later than the Closing, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger or certificate of ownership and merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, the Delaware Corporation Law and do any and all other lawful things necessary to cause the Merger to become effective (the date and time of such filing being the "Effective Time").

         1.3 Time and Place of Closing. The closing of the Merger (the "Closing") shall take place at the offices of Wilmer, Cutler & Pickering, 2445 M Street, N.W., Washington, D.C. 20037, or such other place as the parties shall agree, as soon as practicable following satisfaction or waiver of the conditions set forth in Article IX. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

         1.4 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Mergeco shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Mergeco shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

         2.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Company shall be amended to read in its entirety as the Certificate of Incorporation of Mergeco previously delivered to the Company until thereafter amended as provided by the Delaware Corporation Law; provided, however, that, at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Fina, Inc."

         2.2 By-laws. At the Effective Time, the By-laws of Mergeco previously delivered to the Company shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the Delaware Corporation Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

         2.3 Directors and Officers. The directors of Mergeco immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III
                       CONVERSION OF SECURITIES; EXCHANGE

         3.1      Conversion of Securities.

                  (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than any Common Shares to be canceled pursuant to Section 3.1(b) and any Dissenting Shares (as hereinafter defined)), by virtue of the Merger and without any action on the part of the holder thereof, shall be converted as of the Effective Time into the right to receive
(i) $60.00 in cash (the "Cash Consideration") and (ii) one warrant (a "Parent Warrant") to purchase nine-tenths (0.9) of one American Depositary Share (a "Parent ADS") (subject to adjustment from and after the date hereof as provided in the Warrant Agreement), evidenced by an American Depositary Receipt (an "ADR"), each Parent ADS representing one-tenth (0.1) of one ordinary voting share, without nominal value, of Parent (each a "Parent Share"), with such Parent Warrant to be substantially in the form annexed to the form of Warrant Agreement (the "Warrant Agreement") attached hereto as Exhibit A and to have an exercise price of $42.25 per Parent ADS (subject to adjustment as provided in the Warrant Agreement) (the "Warrant Consideration"). The Cash Consideration shall be payable without interest thereon, and the Cash Consideration and the Warrant Consideration (collectively, the "Merger Consideration") shall be payable to the holder of such Common Shares upon surrender of the certificate representing such Common Shares.

                  (b) Each Common Share held in the treasury of the Company and each Common Share issued and outstanding immediately prior to the Effective Time which is then owned beneficially or of record by PDI, Parent or any direct or indirect wholly-owned subsidiary of Parent shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

                  (c) Subject to Section 3.4, at the Effective Time the holders of certificates (the "Certificates") representing Common Shares shall cease to have any rights as shareholders of the

Company, except the right to receive the Merger Consideration specified in
Section 3.1(a) upon the surrender of the Certificates in accordance with Section
3.5 subject, however, to the Surviving Corporation's obligation to pay any dividends with a record date prior to the Effective Time which have been declared by the Company prior to the Effective Time and which remain unpaid at the Effective Time.

         3.2 Mergeco Common Shares. Each share of common stock, par value $0.01 per share, of Mergeco issued and outstanding immediately prior to the Effective Time (the "Mergeco Common Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable common share, par value $0.01 per share ("Surviving Corporation Common Shares"), of the Surviving Corporation.

         3.3 Stock Options. Immediately prior to the Effective Time, the Company shall adopt resolutions and take all other actions as may be necessary so that each outstanding Company Option (as defined in Section 4.2) whether or not then exercisable, shall be canceled by the Company immediately prior to the Effective Time, and each holder for each canceled Company Option (each, a "Canceled Option") shall be entitled to receive, as soon as practicable after the Effective Time, for each Canceled Option (i) an amount in cash equal to the product of (a) the total number of Common Shares previously subject to the Canceled Option and (b) the excess, if any, of the amount of Cash Consideration over the exercise price per Common Share previously subject to such Canceled Option, and (ii) a number of Parent Warrants equal to the total number of Common Shares previously subject to such Canceled Option.

         3.4 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, if the holder of any Common Share shall have complied with the provisions of Section 262 of the Delaware Corporation Law as to appraisal rights with regard to that Common Share (a "Dissenting Share"), no such Dissenting Share shall be deemed converted into and to represent the right to receive Merger Consideration hereunder; and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the Delaware Corporation Law; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the Delaware Corporation Law, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, or (ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Section 262, and the Common Shares of such holder or holders shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration in accordance with the terms hereof. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Common Shares, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Corporation Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of Common Shares, offer to settle any such demands or approve any withdrawal of any such demands.

         3.5      Exchange of Certificates.

                  (a) As soon as practicable after the execution and delivery of this Agreement and, in any event, not less than five Trading Days prior to the mailing to holders of Common Shares of the Registration Statement (as defined in Section 8.4), Parent shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as exchange agent (the "Exchange Agent") in effecting the exchange of Certificates that, prior to the Effective Time, represented Common Shares (other than Certificates representing Common Shares to be canceled pursuant to Section 3.1(b) or Dissenting Shares) for Merger Consideration pursuant to Section 3.1(a) hereof. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Common Shares entitled to receive the Merger Consideration pursuant to Section 3.1(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon the surrender of each such Certificate, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Common Shares formerly represented by such Certificate in exchange therefor, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or Common Shares to be canceled in accordance with Section 3.1(b)) shall represent solely the right to receive Merger Consideration. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without any interest or dividends or other payments thereon, otherwise deliverable upon due surrender of any such Certificate pursuant to this Agreement.

                  (b) As of or promptly after the Effective Time, Parent shall deposit the Warrant Consideration and deposit or cause to be deposited the Cash Consideration, in trust with the Exchange Agent, for the benefit of the holders of Common Shares, for exchange in accordance with this Article III.

                  (c) The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

                  (d) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Common Shares, Parent Warrants, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration, without any interest or dividends or other payments thereon.

                  (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of Common Shares. If, after the Effective Time, Certificates formerly representing Common Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration, as provided in this Article III.

                  (f) Subject to and without derogation of the obligations of Parent under Section 8 of the Warrant Agreement, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Shares and/or Company Options such amounts that the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder or any provision of state, or local or foreign tax law. To the extent there is withholding imposed on the Merger Consideration, the full amount required to be withheld shall be satisfied from the Cash Consideration. To the extent that amounts are so withheld by the Surviving Corporation or the Exchange Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares and/or Company Options in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

         3.6 No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Common Shares for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Mergeco as follows:

         4.1 Organization. Each of the Company and its subsidiaries (each, a "Company Subsidiary") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the business, financial condition, properties, or results of operations of the Company and its subsidiaries taken as a whole (a "Company Material Adverse Effect").

         4.2 Capitalization. The authorized capital stock of the Company consists of (i) 40,000,000 Common Shares divided into two classes of 38,000,000 Class A shares and 2,000,000 Class B shares, of which, on December 31, 1997, there were 29,221,972 Class A shares issued and outstanding and 2,000,000 Class B shares issued and outstanding and (ii) 4,000,000 shares of preferred stock, par value $1.00 per share, of which, on December 31, 1997, there were no preferred shares issued and outstanding. Except as set forth above, there are no shares of capital stock of the Company authorized or, as of the date hereof, issued or outstanding. All issued and outstanding Common Shares are duly authorized, validly issued, fully paid and nonassessable. Each of the Company's subsidiaries is listed in the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 1996 (the "1996 Form 10-K"), and except, as and to the extent set forth in the 1996 Form 10-K, the Company owns directly or indirectly all of the issued and outstanding capital stock of each of the Company Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except for options to purchase 32,400 Common Shares issued pursuant to the Company's Employee Non-Qualified Stock Option Plan (the "Plan"), there are not now, and, at the Effective Time there will not be, any existing stock option or similar plans, or options, warrants, calls, subscriptions, preemptive rights or other agreements or commitments whatsoever obligating the Company or any Company Subsidiary to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such agreement or commitment. (The options outstanding under the Plan are hereinafter referred to as a "Company Option" and collectively, the "Company Options.")

         4.3      Authorization of this Agreement; Recommendation of Merger.

                  (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Company's Board of Directors and, except for the adoption of this Agreement by the stockholders of the Company, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company, and subject only to adoption hereof by its stockholders (and assuming the due authorization, execution and delivery hereof by Parent and Mergeco), this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (b) The Board of Directors of the Company (at a meeting duly noticed, called and held on February 17, 1998 at which a quorum was present) has determined that the Merger is fair to and in the best interests of the stockholders of the Company and has resolved to recommend approval of the Merger and adoption of this Agreement by the stockholders of the Company.

                  (c) At a meeting duly noticed, called and held on February 17, 1998, the Special Committee unanimously determined that the Merger is fair to and in the best interests of the Public Shareholders, and has recommended the approval of this Agreement to the Board of Directors of the Company and the adoption of this Agreement to the Public Shareholders.

         4.4      Governmental Filings; No Conflicts.

                  (a) Except for (i) filings required by the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing and recordation of appropriate merger documents as required by the DGCL and, if applicable, the laws of other states in which the Company is qualified to do business, (iii) filings under securities or blue sky laws or takeover statutes of the various states, (iv) the listing requirements of the American Stock Exchange and (v) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, have a Company Material Adverse Effect or materially adversely affect the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any or their properties or assets is bound or (iii) assuming the truth of the representations and warranties of Parent and Mergeco contained herein and their compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which the Company or any Company Subsidiary or any of their respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches, rights or defaults which, would not individually or in the aggregate, have a Company Material Adverse Effect or materially adversely affect the Company's ability perform its obligations hereunder or to consummate the transactions contemplated hereby.

         4.5      Disclosure and Financial Statements; No Undisclosed
Liabilities.

                  (a) The Company has filed all forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1995, required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (collectively, the "Company Disclosure Statements"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. As of the date of this Agreement, none of such Company Disclosure Statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) As of the date of this Agreement, the consolidated balance sheets and the related statements of consolidated income, consolidated cash flows and consolidated retained earnings (including the notes and schedules thereto) of the Company and its consolidated subsidiaries contained or incorporated by reference in the Company Disclosure Statements have been prepared from, and are in accordance with, the books and records of the Company and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise noted therein, and subject in the case of quarterly financial statements to normal year-end audit adjustments, and except that the quarterly financial statements do not contain all of the footnote disclosures required by GAAP.

                  (c) As of the date of this Agreement, there is no liability of the Company or any Company Subsidiary of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a Company Material Adverse Effect other than as disclosed in the Company Disclosure Statements.

         4.6 Vote Required. The affirmative vote of the holders of a majority of the outstanding Common Shares is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt the Merger Agreement under the DGCL.

         4.7 Opinion of Financial Advisor. The Special Committee has received the opinion of Goldman, Sachs & Co. ("Goldman Sachs") dated February 17, 1998 that, as of the date of such opinion, the Merger Consideration to be received by the Public Shareholders pursuant to this Agreement is fair to the Public Shareholders from a financial point of view.

         4.8 Finders and Investment Bankers. No broker, investment banker or other person is entitled to any broker's or finder's fee or similar compensation in connection with this Agreement or the Merger based upon arrangements made by the Company, except for Goldman Sachs whose fees shall be paid by the Company.

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES REGARDING MERGECO

         Each of Parent and Mergeco represents and warrants to the Company as follows:

         5.1 Organization. Mergeco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Mergeco was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and, except for this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, Mergeco has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         5.2 Capitalization. The authorized capital stock of Mergeco on February 17, 1998 consisted of 1000 Mergeco Common Shares, of which there were 10 shares issued and outstanding, fully paid and nonassessable and owned by PDI free and clear of all liens, claims and encumbrances. All of the Mergeco Common Shares are entitled to vote on matters submitted to the stockholders of Mergeco. Except as set forth above, there are no shares of capital stock of Mergeco authorized, issued or outstanding. There are not now, and, at the Effective Time there will not be, any existing stock option or similar plans or options, warrants, calls, subscriptions, preemptive rights or other rights or other agreements or commitments whatsoever obligating

Mergeco or any of its subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of Mergeco, or obligating Mergeco to grant, extend or enter into any such agreement or commitment.

         5.3 Authorization of this Agreement. Mergeco has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Mergeco and by the shareholders of Mergeco, and no other corporate proceedings on the part of Mergeco are necessary to authorize this Agreement or consummate the transactions contemplated hereby (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Corporation Law). This Agreement has been duly and validly executed and delivered by Mergeco and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding agreement of Mergeco, enforceable against Mergeco in accordance with its terms.

         5.4      Governmental Filings; No Violations.

                  (a) Except for (i) filings required by the applicable requirements of the Exchange Act and the Securities Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL, (iii) filings under securities or blue sky laws or takeover statutes of the various states, and (iv) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Mergeco of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, materially adversely affect the ability of Mergeco to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Mergeco with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of Mergeco, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Mergeco is a party or by which it or any of its properties or assets is bound or (iii) assuming the truth of the representations and warranties of the Company contained herein and its compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which Mergeco or any of its respective assets or properties is bound, excluding from the foregoing clauses
(ii) and (iii) violations, breaches, rights or defaults which would not, individually or in the aggregate, materially adversely affect Mergeco's ability perform its obligations hereunder or to consummate the transactions contemplated hereby.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES REGARDING PDI

         Each of Parent and PDI represents and warrants to the Company as follows:

         6.1 Organization. PDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have, or reasonably be executed to have, a material adverse effect on the business, financial condition, properties or results of operations of Parent and its subsidiaries taken as a whole (a "Parent Material Adverse Effect").

         6.2 Capitalization. The authorized capital stock of PDI on December 31, 1997 consisted of 250 shares of Class A Common Stock, par value $1.00 and 750 shares of Class B Common Stock, par value $1.00 (collectively, the "PDI Shares"), of which there were 1,000 shares issued and outstanding, fully paid and nonassessable and owned by APHC free and clear of all liens, claims and encumbrances. All of the PDI Shares are entitled to vote on matters submitted to the shareholders of PDI. Except as set forth above, there are no shares of capital stock of PDI authorized, issued or outstanding. There are not now, and, at the Effective Time there will not be, any existing stock option or similar plans or options, warrants, calls, subscriptions, preemptive rights or other rights or other agreements or commitment whatsoever obligating PDI or any of its subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of PDI, or obligating PDI to grant, extend or enter into any such agreement or commitment.

         6.3 Authorization of this Agreement. PDI has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of PDI, and no other corporate proceedings on the part of PDI are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PDI and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding agreement of PDI, enforceable against PDI in accordance with its terms.

         6.4      Governmental Filings; No Violations.

                  (a) Except for (i) filings required by the applicable requirements of the Exchange Act and the Securities Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL and, if applicable, the laws of other states in which PDI is qualified to do business, (iii) filings under securities or blue sky laws or takeover statutes of the various states, and (iv) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by PDI of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, materially adversely affect the ability of PDI to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by PDI with any of the provisions hereof, will (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or By-Laws of PDI, (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which PDI is a party or by which it or any or its properties or assets is bound or (iii) assuming the truth of the representations and warranties of the Company contained herein and its compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which PDI or any of its respective assets or properties is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches, rights or defaults which, would not individually or in the aggregate, materially adversely affect PDI's ability perform its obligations hereunder or to consummate the transactions contemplated hereby.

                                   ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows:

         7.1 Organization. Parent is a societe anonyme/naamloze vennootschap duly organized, validly existing and in good standing under the laws of the Kingdom of Belgium and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a Parent Material Adverse Effect.

         7.2 Capitalization. The subscribed capital of Parent is 43,605,279,966 Belgian Francs. As of December 31, 1997, there were 23,420,432, ordinary voting shares, without nominal value, issued and outstanding. All such issued and outstanding Parent Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights (other than the preferential subscription rights described in Parent's Registration Statement on Form 20-F filed with the SEC on August 25, 1997 (File No. 1-14672)). Since such date, no additional shares of capital stock of Parent have been issued. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. Except as contemplated by this Agreement and except for warrants to purchase 150,000 Parent Shares issued to Parent employees, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any Parent Subsidiary to issue, transfer, deliver or sell any shares of capital stock of Parent or any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such agreement or commitment.

         7.3 Subsidiaries. Each of the outstanding shares of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of each Parent Subsidiary is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

         7.4 Authorization of this Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and, constitutes a valid and binding agreement of Parent, enforceable against the Parent in accordance with its terms.

         7.5      Governmental Filings; No Violations.

                  (a) Except for (i) filings required by the applicable requirements of the Exchange Act and the Securities Act, (ii) the filing and recordation of appropriate merger documents as required by the DGCL, (iii) filings under the securities or blue sky laws or takeover statutes of the various states, (iv) filings required by the Belgian Commission on Banking and Finance or the Brussels Stock Exchange, and (v) filings in connection with any applicable transfer or other taxes in any applicable jurisdiction, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the transactions contemplated by this Agreement, the failure to make or obtain which would, individually or in the aggregate, have a Parent Material Adverse Effect or materially adversely affect the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

                  (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof will (i) conflict with or result in any violation of any provision of the statuts/statuten of Parent (ii) result in a violation or breach of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under any note, bond, mortgage, indenture, license, agreement or other obligation to which Parent is a party, or by which it or any of its respective properties or assets is bound, or
(iii) assuming the truth of the representations and warranties of the Company hereunder and its compliance with all agreements contained herein and assuming the due making or obtaining of all filings, permits, authorizations, consents and approvals referred to in the preceding sentence, violate any statute, rule, regulation, order, injunction, writ or decree of any public body or authority by which Parent, or any of its respective properties or assets is bound, excluding from the foregoing clauses (ii) and (iii) violations, breaches, rights or defaults which, would not, individually or in the aggregate, have a Parent Material Adverse Effect or materially adversely affect the Parent's ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

         7.6      Disclosure and Financial Statements; No Undisclosed
Liabilities.

                  (a) Since September 2, 1997, Parent has filed all forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder (collectively, the "Parent Disclosure Statements"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. As of the date of this Agreement, none of such Parent Disclosure Statements, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Prior to September 2, 1997, Parent was not required to make filings under the Securities Act or Exchange Act, except for filings pursuant to Rule 12g3-2(b) promulgated under the Exchange Act.

                  (b) As of the date of this Agreement, the consolidated balance sheets and the related statements of consolidated income, consolidated cash flows and consolidated retained earnings (including the notes and schedules thereto) of Parent and its consolidated subsidiaries contained in the Parent's Registration Statement filed on Form 20-F (File No. 1-14672), have been prepared from, and are in accordance with, the books and records of Parent and its consolidated subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly the consolidated financial position of Parent and its consolidated subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein, in conformity with GAAP applied on a consistent basis, except as otherwise noted therein.

                  (c) As of the date of this Agreement, there is no liability of Parent or any subsidiary of Parent of any nature, whether absolute, accrued, contingent or otherwise, which, individually or in the aggregate, would have a Parent Material Adverse Effect, other than as disclosed in the Parent Disclosure Statements.

         7.7 Financial Ability to Perform. Parent presently has, and at the Effective Time will have, cash funds available sufficient to consummate the transactions contemplated by this Agreement and to perform its obligations under this Agreement.

         7.8 Finders and Investment Bankers. No broker, investment banker or other person is entitled to any broker's or finder's fee or similar compensation in connection with this Agreement or the Merger based upon arrangements made by Parent, except for Morgan, Stanley & Co., Incorporated whose fees shall be paid by Parent.

         7.9 No Foreign Withholding. There is no law, rule or regulation of any taxing authority or other governmental entity outside the United States that would require Parent, the Surviving Corporation or the Exchange Agent to deduct from or withhold any portion of the Merger Consideration.

                                  ARTICLE VIII
                                    COVENANTS

         8.1      Conduct of the Business of the Company.

                  (a) Prior to the Effective Time, unless Parent shall otherwise consent in writing (it being understood that Parent must act in good faith whenever it withholds such consent), the Company shall, and shall cause the Company Subsidiaries to, carry on their respective businesses only in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the specific terms of this Agreement, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current employees and preserve their relationships with customers, suppliers and others having business dealings with them.

                  (b) During the period from the date of this Agreement to the Effective Time, the Company shall not declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or agree to do any of the foregoing; provided, however, that the Company shall declare and pay regular quarterly dividends of $.80 per Common Share.

                  (c) Notwithstanding anything herein to the contrary, the Board of Directors of the Company shall amend the Phantom Share Plan of the Company (the "Phantom Plan") to (i) convert each Phantom Share (as defined in the Phantom Plan) credited under the Phantom Plan to a cash amount equal to the value of the Merger Consideration as of the Closing Date, as determined in good faith by the Board of Directors of the Company, (ii) provide that future amounts earned under the Phantom Plan shall be credited in cash instead of Phantom Shares and (iii) provide that cash amounts credited to the accounts of participants in the Phantom Plan shall be credited with a reasonable rate of interest (as determined in good faith by the Board of Directors of the Company) until distributed in accordance with the terms of the Phantom Plan.

         8.2 Activities of Mergeco. From the date of this Agreement to the Effective Time, Mergeco will not conduct any business or engage in any activities of any nature other than activities in connection with this Agreement or the transactions contemplated hereby.

         8.3 Stockholders' Meeting. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and By-laws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption of this Agreement. The Company shall take all lawful action to solicit such adoption, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 8.4). In the Proxy Statement/Prospectus the Board of Directors of the Company and the Special Committee shall recommend adoption of this Agreement, subject to their respective fiduciary duties as advised by independent counsel. At such meeting, Parent shall cause all Common Shares then owned by it and its subsidiaries (including PDI) to be voted in favor of the adoption of this Agreement.

         8.4      SEC Filings; Registration Statement.

                  (a) Parent, PDI, Mergeco and the Company shall timely file with the SEC a Schedule 13E-3 (the "Schedule 13E-3") with respect to the Merger and disseminate to Public Shareholders such information as is required by Rule 13e-3 under the Exchange Act.

                  (b) Parent and the Company shall cooperate and promptly prepare and Parent shall file with the SEC as soon as practicable a Registration Statement on Form F-4 (the "Registration Statement") under the Securities Act, with respect to Parent Warrants issuable in the Merger and Parent Shares represented by the Parent ADSs issuable upon exercise of the Parent Warrants, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting of the stockholders of the Company in connection with the Merger and the prospectus with respect to such Registration Statement (the "Proxy Statement/Prospectus"). The Company shall file the Proxy Statement/Prospectus with the SEC as soon as practicable.

                  (c) The respective parties will cause the Schedule 13E-3, the Proxy Statement/Prospectus and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to have the Registration Statement declared effective by the SEC as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Parent and the Company shall, as promptly as practicable, provide copies to each other of any written comments received from the SEC with respect to the Schedule 13E-3 and Registration Statement and advise each other of any verbal comments with respect to the Schedule 13E-3 and Registration Statement received from the SEC. Parent shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. Parent agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of stockholders of the Company, and the Schedule 13E-3 and each amendment or supplement thereto, at the time it is filed and the Registration Statement, at the time it becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statements of a material fact or omission to state a material fact was made by Parent in reliance upon and in conformity with written information concerning the Company furnished to Parent by the Company specifically for inclusion in the Proxy Statement/Prospectus, Schedule 13E-3 or Registration Statement. The Company agrees that the written information concerning the Company provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company, and the written information concerning the Company provided by the Company specifically for inclusion in the Schedule 13E-3 and each amendment or supplement thereto, at the time it is filed, and the written information concerning the Company provided by it specifically for inclusion in the Registration Statement, at the time it becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Registration Statement will be made by Parent or the Company without the approval of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective.

         8.5 Filings, Other Action. Subject to the terms and conditions herein provided, the Company and Parent shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (b) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement.

         8.6 Public Announcements. Parent and the Company will (i) consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement and the transactions contemplated hereby and (ii) not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchange.

         8.7 NYSE Listing. Parent agrees that it will use its best efforts to cause the Parent Warrants and Parent ADSs issuable upon the exercise of the Parent Warrants to be listed on the New York Stock Exchange ("NYSE"). To the extent that the Parent Warrants or such Parent ADSs cannot be listed on the NYSE, Parent shall use its best efforts to cause them to be listed on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

         8.8 Warrant Agreement. Prior to the Effective Time, Parent shall execute and deliver the Warrant Agreement and cause the Warrant Agent (as defined in the Warrant Agreement) to execute and deliver the Warrant Agreement, with no changes from the form attached as Exhibit A hereto that are adverse in any material respect to the holders of Common Shares.

         8.9 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

         8.10     Directors' and Officers' Indemnification and Insurance.

                  (a) The By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and exculpation than are set forth in Article 11 of the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

                  (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary and each fiduciary and agent of each such director and officer (collectively, the "Indemnified Parties") against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, until the expiration of the statute of limitations relating thereto (and shall pay any expenses in advance of the final disposition of such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Corporation Law, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under Delaware Corporation Law). In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section 8.10 (b) to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action except (x) that the persons who served as directors of the Company who were not designees of Parent shall be entitled to retain one additional counsel (plus appropriate local counsel) to represent them at the expense of the Company or the Surviving Corporation, and (y) to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action, in which case such additional counsel (including local counsel) as may be required to avoid any such conflict or likely conflict may be retained by the Indemnified Parties at the expense of the Company or the Surviving Corporation; and provided further that, in the event that any claim for indemnification is asserted or made within the period prior to the expiration of the applicable statute of limitations, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

                  (c) The Surviving Corporation shall use its reasonable efforts to maintain in effect for six years from the Effective Time, the current directors' and officers' liability insurance policies maintained by the Company, or policies of at least the same coverage containing terms and conditions which are not materially less favorable, with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 8.10(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 200% of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 200% of current annual premiums.

                  (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 8.10.

         8.11 Transfer Taxes. The Surviving Corporation shall pay any transfer taxes (including any interest and penalties thereon and additions thereto) payable in connection with the Merger and shall be responsible for the preparation and filing of any required tax returns, declarations, reports, schedules, terms and information returns with respect to such taxes.

         8.12 DOL Application. On or before the Closing Date, the Company shall submit an application (the "Application") to the United States Department of Labor (the "DOL") for exemption from the application of Section 406(a)(2) and 407(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the receipt, holding, exercise and disposition of the Warrant Consideration by the Company's Capital Accumulation Plan (the "CAP"). The parties hereto agree not to withdraw the Application prior to a final decision thereon by the DOL and to use their best efforts to cause the Application to be approved by the DOL. During the pendency of the Application, one or more fiduciaries independent of the Company and its affiliates (which shall include participants in the CAP with respect to their own account balances) shall make all decisions regarding the holding, disposition or exercise of the Warrant Consideration by the CAP based solely on the best interest of participants and beneficiaries thereunder (which participants and beneficiaries shall be intended third part beneficiaries of this Section 8.12).

                                   ARTICLE IX
                               CLOSING CONDITIONS

         9.1 Conditions to the Obligations of Each Party. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) this Agreement shall have been adopted by the affirmative vote of the holders of the requisite number of Common Shares in accordance with the Certificate of Incorporation and By-Laws of the Company and the DGCL;

                  (b) no statute, rule, regulation, temporary, preliminary or permanent order or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the Merger or performance under this Agreement, by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction and remain in effect that prohibits the consummation of the Merger; and

                  (c) the Registration Statement shall have become effective and shall be effective at the Effective Time, and no stop order suspending effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

         9.2 Conditions to the Obligations of Parent, PDI and Mergeco. The obligations of Parent, PDI and Mergeco pursuant to this Agreement to consummate the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Time, of the following additional conditions:

                  (a) the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of such date, or (ii) as expressly contemplated by this Agreement, and Parent shall have received from the Company's President and Chief Financial Officer an officers' certificate to this effect; and

                  (b) each and all of the covenants and agreements of the Company to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects, and Parent shall have received from the Company's President and Chief Financial Officer an officers' certificate to this effect.

         9.3 Conditions to the Obligations of the Company. The obligation of the Company pursuant to this Agreement to consummate the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Time, of the following additional conditions:

                  (a) the representations and warranties of Parent, PDI and Mergeco contained herein shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) as of the date of this Agreement and as of the Closing with the same effect as though all such representations and warranties had been made as of Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, or (ii) as expressly contemplated by this Agreement, and the Company shall have received from Parent, PDI and Mergeco officers' certificates to this effect;

                  (b) each and all of the covenants and agreements of Parent and Mergeco to be performed and complied with pursuant to this Agreement prior to the Closing shall have been duly performed and complied with in all material respects, and the Company shall have received from Parent and Mergeco officers' certificates to this effect;

                  (c) the Warrant Agreement shall have been executed and delivered;

                  (d) the Parent Warrants issuable to the Company's stockholders as contemplated by this Agreement, and the Parent ADSs issuable upon exercise of the Parent Warrants, shall have been approved for listing on the NYSE or NASDAQ, subject to official notice of issuance; and

                  (e) a Registration Statement on Form F-6 under the Securities Act with respect to the Parent ADSs covered by the Parent Warrants shall be effective, and no stop order suspending effectiveness of such Registration Statement shall have been issued.

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

         10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company:

                  (a) by mutual written consent duly authorized by the Board of Directors of Parent and the Special Committee on behalf of the Board of Directors of the Company;

                  (b) by either Parent or the Special Committee on behalf of the Company if the Effective Time shall not have occurred on or before September 30, 1998 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or the Special Committee on behalf of the Company, if any court of competent jurisdiction in the United States or other governmental agency of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and non-appealable;

                  (d) by the Special Committee, on behalf of the Company, at any time, if any of the conditions set forth in Section 9.3(a) or (b) shall not be satisfied at such time and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) Parent and the Parent Subsidiaries are not using their best efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable; or

                  (e) by Parent, at any time, if any of the conditions set forth in Section 9.3(a) or (b) shall not be satisfied at such time and (i) such condition is incapable of being satisfied prior to the Termination Date or (ii) the Special Committee or the Company are not using their best efforts to cure the breach resulting in such condition not being satisfied in as timely a manner as practicable.

         10.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either Parent or the Company pursuant to
Section 10.1, written notice thereof shall forthwith be given to the other parties hereto, and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. Mergeco and PDI agree that any termination by Parent shall be conclusively binding upon them, whether given expressly on their behalf or not, and the Company shall have no further obligation with respect to them. If this Agreement is terminated pursuant to
Section 10.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Section 11.3. Nothing herein shall relieve any party from liability for any breach hereof.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Parent, PDI, Mergeco and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, that (i) after this Agreement is adopted by the Company's stockholders pursuant to Section 8.3, no such amendment or modification shall be made that reduces the amount or changes the form of the Merger Consideration or otherwise materially and adversely affects the rights of the Public Shareholders hereunder, without the further approval of the holders of at least a majority of the outstanding Common Shares and (ii) the approval of the Special Committee shall be required for any amendment, modification or supplementing of this Agreement, any extension by the Company of the time for the performance of any obligations or other acts of Parent, PDI or Mergeco and any waiver of any of the Company's rights under this Agreement.

         11.2 Waiver of Compliance; Consents. Any failure of Parent, PDI or Mergeco on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by the Company (subject to the approval of the Special Committee as set forth in Section 11.1(ii)) or Parent, respectively, only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any determination by the Company as to the existence of any such failure on the part of Parent, PDI or Mergeco shall be made by the Special Committee on behalf of the Company. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 11.1(ii) and this Section 11.2. Mergeco hereby agrees that any consent or waiver of compliance given by Parent shall be conclusively binding upon it, whether given expressly on its behalf or not.

         11.3 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 10.1, as the case may be, except that (i) the agreements set forth in Articles III and XI and Sections 8.9, 8.10 and 8.11 shall survive the Effective Time indefinitely and (ii) the agreements set forth in Article XI and Section
10.2 shall survive the termination of this Agreement indefinitely.

         11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally or by overnight courier, (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) transmitted by telecopy, and in each case, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereto):

                  (a)      if to Parent, PDI or Mergeco to

                           PetroFina S.A.
                           52 rue de l'Industrie
                           B-1040 Brussels, Belgium
                           Telecopy:  32-2-288-3610

                           Attention: Secretary General

                           with a required copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, NW
                           Washington, D.C.  20037
                           Telecopy:  202-663-6363

                           Attention:  Richard W. Cass

                  (b)      if to the Company, to:

                           Fina, Inc.
                           8350 North Central Expressway
                           Dallas, Texas 75206
                           Telecopy: 214-750-2570

                           Attention: Cullen M. Godfrey

                           with a required copy to:

                           Special Committee of the Board of Directors of Fina, Inc.
                           c/o Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY 10019
                           Telecopy: (212)474-3700

                           Attention:  Allen Finkelson

Any notice so addressed shall be deemed to be given (x) three business days after being mailed by first-class, registered or certified mail, return receipt requested, postage prepaid and (y) upon delivery, if transmitted by hand delivery, overnight courier or telecopy.

         11.5 Assignment; Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Except for Sections 3.3, 8.10 and 8.12, which are intended to be for the benefit of the holders of Company Options, Indemnified Parties and the participants and beneficiaries of the CAP, respectively, this Agreement is not intended to confer upon any other person except the parties any rights or remedies under or by reason of this Agreement.

         11.6 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that the allocable share of each of Parent and the Company for all expenses related to printing, filing and mailing the proxy statement contained in the Registration Statement and all SEC and other regulatory filing fees incurred in connection with the Schedule 13E-3 and the Registration Statement shall be one-half.

         11.7 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

         11.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited, liability company, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the terms "affiliate" and "associate" shall have the meanings set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act; and (iii) the term "subsidiary" of any specified corporation shall mean any corporation of which the outstanding securities having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation.

         11.11 Entire Agreement. This Agreement, including the schedules and exhibits hereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, Parent, PDI, Mergeco, and the Company have caused this Agreement to be signed, by their respective duly authorized officers or directly, as of the date first above written.

                                 PETROFINA S.A.

                                 By: /s/ Francois Cornelis

                                 ------------------------------------------
                                 Name:   Francois Cornelis
                                 Title:  Chief Executive Officer and Managing
                                           Director

                                     /s/ Michel-Marc Delcommune
                                 ------------------------------------------
                                 Name:   Michel-Marc Delcommune
                                 Title:  Executive Director, Corporate
                                           Finance - Insurance

                                 PETROFINA DELAWARE, INCORPORATED

                                 By: /s/ Geoffroy Petit

                                 ------------------------------------------
                                 Name:   Geoffroy Petit
                                 Title:  Vice President, Administration and
                                           Finance

                                 NEW FINA, INC.

                                 By: /s/ Francois Cornelis

                                 ------------------------------------------
                                 Name:   Francois Cornelis
                                 Title:  President

                                 FINA, INC.

                                 By: /s/ Ron W. Haddock

                                 ------------------------------------------
                                 Name:   Ron W. Haddock
                                 Title:  President and Chief Executive Officer

                             INDEX OF DEFINED TERMS
                          (Not Part of This Agreement)

                                                                       Location of Definition
                                                                       ----------------------
1996 Form 10-K..............................................................................7
ADR.........................................................................................3
APHC........................................................................................1
Application................................................................................21
Canceled Option.............................................................................4
CAP........................................................................................21
Cash Consideration..........................................................................3
Certificate of Merger.......................................................................2
Certificates................................................................................3
Closing.....................................................................................2
Closing Date................................................................................2
Code........................................................................................6
Common Shares...............................................................................1
Company.....................................................................................1
Company Disclosure Statements...............................................................9
Company Material Adverse Effect.............................................................7
Company Option..............................................................................7
Company Options.............................................................................7
Company Subsidiary..........................................................................7
Delaware Corporation Law....................................................................2
DGCL........................................................................................2
Dissenting Share............................................................................4
DOL........................................................................................21
Effective Time..............................................................................2
ERISA......................................................................................21
Exchange Act................................................................................8
Exchange Agent..............................................................................5
GAAP........................................................................................9
Goldman Sachs..............................................................................10
Mergeco.....................................................................................1
Mergeco Common Shares.......................................................................4
Merger......................................................................................1
Merger Consideration........................................................................3
Moody's.....................................................................................6
NASDAQ.....................................................................................19
NYSE.......................................................................................19
Parent......................................................................................1

Parent ADS..................................................................................3
Parent Disclosure Statements...............................................................15
Parent Material Adverse Effect.............................................................12
Parent Share................................................................................3
Parent Subsidiaries.........................................................................1
Parent Subsidiary...........................................................................1
Parent Warrant..............................................................................3
PDI.........................................................................................1
PDI Shares.................................................................................12
Phantom Plan...............................................................................16
Plan........................................................................................7
Proxy Statement/Prospectus.................................................................17
Public Shareholders.........................................................................1
Public Shares...............................................................................1
Registration Statement.....................................................................17
S&P.........................................................................................6
Schedule 13E-3.............................................................................17
SEC.........................................................................................9
Securities Act..............................................................................8
Special Committee...........................................................................1
Surviving Corporation.......................................................................2
Surviving Corporation Common Shares.........................................................4
Termination Date...........................................................................23
Warrant Agreement...........................................................................3
Warrant Consideration.......................................................................3

                                                                       EXHIBIT A

                           [FORM OF WARRANT AGREEMENT]

                                WARRANT AGREEMENT

                                     BETWEEN

                                 PETROFINA S.A.

                                       AND

                            _______________________,

                        Dated as of ___________ __, 1998

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
                  Section 1.        Certain Definitions...........................................................1

                  Section 2.        Appointment of Warrant Agent..................................................2

                  Section 3.        Form of Warrant Certificates..................................................2

                  Section 4.        Countersignature and Registration.............................................3

                  Section 5.        Transfer, Split Up, Combination and Exchange of Warrant
                                    Certificates; Mutilated, Destroyed, Lost or Stolen Warrant
                                    Certificates..................................................................3

                  Section 6.        Exercise of PetroFina Warrants; Exercise Price; Expiration Date of
                                    PetroFina Warrants............................................................4

                  Section 7.        Cancellation and Destruction of Warrant Certificates..........................5

                  Section 8.        Reservation and Availability of PetroFina Shares and PetroFina
                                    ADSs; Listing.................................................................5

                  Section 9.        PetroFina ADS Record Date.....................................................6

                  Section 10.       Adjustment of Exercise Price, Number of PetroFina ADSs or
                                    Number of PetroFina Shares....................................................6

                  Section 11.       Certification of Adjusted Exercise Price or Number of PetroFina
                                    ADSs.........................................................................12

                  Section 12.       Reclassification, Consolidation, Merger, Combination, Sale or
                                    Conveyance...................................................................12

                  Section 13.       Fractional PetroFina Warrants and Fractional PetroFina
                                    ADSs.........................................................................13

                  Section 14.       Right of Action..............................................................14

                  Section 15.       Agreement of Warrant Certificate Holders.....................................15

                  Section 16.       Warrant Certificate Holder Not Deemed a Stockholder..........................15

                  Section 17.       Concerning the Warrant Agent.................................................15

                  Section 18.       Merger or Consolidation or Change of Name of Warrant Agent...................16

                  Section 19.       Duties of Warrant Agent......................................................16

                  Section 20.       Change of Warrant Agent......................................................18

                  Section 21.       Issuance of New Warrant Certificates.........................................19

                  Section 22.       Purchase of PetroFina Warrants by PetroFina..................................19

                  Section 23.       Notice of Proposed Actions...................................................20

                  Section 24.       Notices......................................................................20

                  Section 25.       Supplements and Amendments...................................................21

                  Section 26.       Successors...................................................................21

                  Section 27.       Benefits of this Agreement...................................................21

                  Section 28.       Governing Law................................................................21

                  Section 29.       Counterparts.................................................................21

                  Section 30.       Captions.....................................................................21

                                WARRANT AGREEMENT

                  This Warrant Agreement (the "Agreement") dated as of ________ __, 1998 [the Closing Date], between PetroFina S.A., a societe anonyme/naamloze vennootschap organized under the laws of the Kingdom of Belgium ("PetroFina"), and ___________, a _______________, (the "Warrant Agent").

                               W I T N E S S E T H

                  WHEREAS, PetroFina has entered into an Agreement and Plan of Merger, dated as of February 17, 1998 (the "Merger Agreement"), with Fina, Inc., a Delaware corporation ("Fina"), Petrofina Delaware, Inc., a Delaware corporation and New Fina, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of PetroFina ("Mergeco"), providing for the merger of Mergeco into Fina pursuant to the terms of the Merger Agreement; and

                  WHEREAS, the Merger Agreement provides that all of the outstanding shares of common stock, par value $.50 per share, of Fina, except as provided in the Merger Agreement, shall be converted into, exchanged for and represent the right to receive consideration specified in the Merger Agreement, which consideration is to include warrants (the "PetroFina Warrants") to purchase American Depositary Shares ("PetroFina ADSs"), each PetroFina Warrant entitling the holder thereof to purchase nine-tenths (0.9) of one PetroFina ADS and each PetroFina ADS representing one-tenth (0.1) of one PetroFina Share (as defined below) upon the terms and subject to the conditions hereinafter set forth; and

                  WHEREAS, PetroFina wishes the Warrant Agent to act on behalf of PetroFina, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of PetroFina Warrants;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                         (a) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

                         (b) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a

                  Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                         (c) "Closing Date" shall have the meaning ascribed to it in the Merger Agreement.

                         (d) "Person" shall mean an individual, corporation, association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

                         (e) "PetroFina Shares" shall mean the ordinary voting shares, without nominal value, of PetroFina.

                         (f) "Trading Day" shall mean, with respect to any security, a day on which the principal foreign or national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any foreign or national securities exchange, any Business Day.

                  Section 2. Appointment of Warrant Agent. PetroFina hereby appoints the Warrant Agent to act as agent for PetroFina in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment. PetroFina may from time to time appoint such co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable.

                  Section 3. Form of Warrant Certificates. The certificates evidencing the PetroFina Warrants (the "Warrant Certificates") (together with the form of election to purchase PetroFina ADSs and the form of assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially in the form of Exhibit 1 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as PetroFina may deem appropriate and as are not inconsistent with the provisions of this Agreement and the Merger Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. Subject to the provisions of Section 21 hereof, each Warrant Certificate, whenever issued, shall be dated the Closing Date and on its face shall specify the number of PetroFina Warrants evidenced by such Warrant Certificate. As specified in such Warrant Certificate each PetroFina Warrant shall entitle the holder thereof to purchase nine-tenths (0.9) of one PetroFina ADS at $42.25 per PetroFina ADS (the "Exercise Price"), but the number of such PetroFina ADSs (and any other securities or property purchasable together therewith or in lieu thereof as set forth in Sections 10 or 12 hereof) and the Exercise Price shall be subject to the adjustments as provided herein. Based on the initial Exercise Price of $42.25 per PetroFina ADS, a holder of ten
(10) PetroFina Warrants may purchase nine (9) PetroFina ADSs for an aggregate purchase price of $380.25, subject to the terms and conditions hereof.

                  Section 4. Countersignature and Registration. The Warrant Certificates shall be executed on behalf of PetroFina by the Chairman and the Managing Director, either manually or by facsimile signature, and have affixed thereto PetroFina's seal or a facsimile thereof which shall be attested by the Secretary of PetroFina, either manually or by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of PetroFina who shall have signed any of the Warrant Certificates shall cease to be such officer of PetroFina before countersignature by the Warrant Agent and issuance and delivery by PetroFina, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of PetroFina; and any Warrant Certificate may be signed on behalf of PetroFina by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of PetroFina to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

                  The Warrant Agent will keep or cause to be kept, at one of its offices in New York City, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of PetroFina Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

                  Section 5. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Subject to the provisions of Section 13 hereof, at any time after the Close of Business on the date hereof, and at or prior to the Close of Business on the Expiration Date (as defined below), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of PetroFina ADSs as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. PetroFina may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to PetroFina and the Warrant Agent of all reasonable expenses incidental thereto.

                  Upon receipt by PetroFina and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to PetroFina and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, PetroFina will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

                  Section 6. Exercise of PetroFina Warrants; Exercise Price; Expiration Date of PetroFina Warrants.

                  (a) Subject to Section 6(c) below, the registered holder of any Warrant Certificate may exercise the PetroFina Warrants evidenced thereby in whole or in part upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the principal office of the Warrant Agent in New York City, together with payment of the Exercise Price in immediately available funds for each PetroFina ADS as to which the PetroFina Warrants are exercised, at any time prior to the Close of Business on ______, 2003, [the fifth (5th) anniversary of Closing Date] (the "Expiration Date").

                  (b) The Exercise Price for each PetroFina ADS pursuant to the exercise of PetroFina Warrants initially shall be $42.25, subject to adjustment from time to time as provided in Section 10 hereof. Based on the initial Exercise Price of $42.25 per PetroFina ADS, a holder of ten (10) PetroFina Warrants may purchase nine (9) PetroFina ADSs for an aggregate purchase price of $380.25, subject to the terms and conditions hereof. The Exercise Price shall be payable in lawful money of the United States of America.

                  (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the PetroFina ADSs to be purchased and an amount equal to any applicable tax or governmental charge referred to in Section 8 in cash, or by certified check or bank draft payable to the order of PetroFina, the Warrant Agent shall thereupon promptly (i) requisition from Citibank, N.A., as depositary for the PetroFina ADSs (the "Depositary"), certificates for the number of whole PetroFina ADSs to be purchased, and PetroFina hereby irrevocably authorizes the Depositary to comply with all such requests, (ii) deliver all payments received upon exercise of PetroFina Warrants to PetroFina as reasonably instructed in writing by PetroFina, (iii) when appropriate, requisition from PetroFina the amount of cash to be paid in lieu of the issuance of fractional PetroFina ADSs and (iv) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

                  (d) In case the registered holder of any Warrant Certificate shall exercise less than all PetroFina Warrants evidenced thereby, a new Warrant Certificate evidencing PetroFina Warrants equivalent to the PetroFina Warrants remaining unexercised shall be issued by the

Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

                  Section 7. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to PetroFina or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. PetroFina shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by PetroFina otherwise than upon the exercise thereof. The Warrant Agent shall deliver all canceled Warrant Certificates to PetroFina, or shall, at the written request of PetroFina, destroy such canceled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to PetroFina.

                  Section 8. Reservation and Availability of PetroFina Shares and PetroFina ADSs; Listing. PetroFina covenants and agrees that it will issue PetroFina Shares promptly following exercise of the PetroFina Warrants and keep sufficient cash available for payment in lieu of fractional PetroFina ADSs.

                  PetroFina covenants and agrees that it will (a) reserve and keep available for issuance such number of authorized but unissued PetroFina Shares or other securities of PetroFina deliverable upon exercise of the PetroFina Warrants as will be sufficient to permit the exercise in full of all outstanding PetroFina Warrants and (b) cause the Depositary to reserve and keep available for issuance (and maintain capacity under the existing Registration Statement on Form F-6 under the Securities Act of 1933 with respect to the PetroFina ADSs) such number of authorized but unissued PetroFina ADSs issuable upon exercise of the PetroFina Warrants as will be sufficient to permit the exercise in full of all outstanding PetroFina Warrants.

                  PetroFina will use its best efforts to cause the PetroFina Shares and PetroFina ADSs reserved for issuance as described above to be covered at all times during the term of this Agreement by an effective registration statement under the Securities Act of 1933.

                  PetroFina covenants and agrees that it will use its best efforts to cause the PetroFina ADSs issuable upon the exercise of the PetroFina Warrants to be listed on the NYSE (as defined below). To the extent that such PetroFina ADSs cannot be listed on the NYSE, PetroFina shall use its best efforts to cause the PetroFina ADSs to be listed on the NASDAQ (as defined below). PetroFina agrees to use its best efforts to cause such listing, and the listing of the PetroFina Warrants on the NYSE or NASDAQ, as the case may be, to be maintained.

                  PetroFina covenants and agrees that it will take all such actions as may be necessary to insure that all PetroFina ADSs delivered upon exercise of PetroFina Warrants and all of the PetroFina Shares represented thereby shall, at the time of delivery of the certificates for such PetroFina ADSs, be duly authorized, validly issued, fully paid and nonassessable.

                  PetroFina further covenants and agrees that it will pay when due and payable any and all recording, transfer and similar taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing PetroFina ADSs upon exercise of the Warrant Certificate or other securities or other property issuable hereunder. PetroFina shall not, however, be required (i) to pay any tax or governmental charge which may be payable in respect of any transfer involved in
(a) the transfer or delivery of Warrant Certificates or (b) the issuance or delivery of certificates for PetroFina ADSs in a name other than that of the registered holder of a Warrant Certificate surrendered for exercise or (ii) to issue or deliver any certificate for PetroFina ADSs upon the exercise of any PetroFina Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to PetroFina's satisfaction that no such tax or governmental charge is due.

                  Section 9. PetroFina ADS Record Date. Upon receipt by PetroFina of a Warrant Certificate at the principal office of the Warrant Agent, in proper form for exercise, and payment of the applicable Exercise Price as required hereby, the holder of such Warrant Certificate shall be deemed to be the holder of record of the PetroFina ADSs issuable upon such exercise, notwithstanding that the PetroFina ADS transfer books shall then be closed or that certificates representing such PetroFina ADSs shall not then be actually delivered to the holder of such Warrant Certificate.

                  Section 10. Adjustment of Exercise Price, Number of PetroFina ADSs or Number of PetroFina Shares. The Exercise Price and the number of PetroFina ADSs issuable upon exercise of each PetroFina Warrant are subject to adjustment from time to time as provided in this Section 10.

                  (a) Stock Dividend; Stock Splits; Reverse Stock Splits; Reclassifications. In the event PetroFina shall at any time after the date of the Merger Agreement (i) pay a dividend or make any other distribution with respect to the PetroFina Shares in shares of any class of capital stock of PetroFina, (ii) subdivide the outstanding PetroFina Shares into a greater number of PetroFina Shares, (iii) combine the outstanding PetroFina Shares into a smaller number of PetroFina Shares, (iv) change the number of PetroFina Shares represented by each PetroFina ADS, or (v) issue any shares of capital stock in a reclassification of PetroFina Shares (other than a reclassification in connection with a consolidation, merger or other business combination which will be governed by Section 12), the number and kind of shares of capital stock issuable upon exercise of each PetroFina Warrant on such date shall be proportionately adjusted so that the holder of any PetroFina Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such PetroFina Warrant had been exercised immediately prior to such date and at a time when the PetroFina ADS transfer books were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, change or reclassification. Whenever the number of PetroFina ADSs purchasable upon exercise of each PetroFina Warrant is adjusted pursuant to this Section 10(a), the Exercise Price of such PetroFina Warrant shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of PetroFina ADSs purchasable upon the exercise of each PetroFina Warrant immediately prior to such adjustment and denominator of which shall be the number of PetroFina ADSs so purchasable immediately thereafter.

                  (b) Rights; Options; Warrants. In the event PetroFina shall at any time after the date of the Merger Agreement issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 10(a)) to all holders of PetroFina Shares (such rights, options, warrants or convertible or exchangeable securities not being available to holders of PetroFina Warrants) entitling them to subscribe for or purchase PetroFina Shares at a price per PetroFina Share (or having a conversion, exercise or exchange price per share, in the case of a security convertible into or exercisable or exchangeable for PetroFina Shares) less than the Current Market Price (as defined in Section 10(e)) per PetroFina Share on the date of such issuance, the Exercise Price to be in effect after the record date therefor shall be determined by multiplying (i) the Exercise Price in effect immediately prior to such record date by (ii) a fraction of which the numerator shall be the number of PetroFina Shares outstanding on such record date plus the number of PetroFina Shares which the aggregate offering price of the total number of PetroFina Shares so to be offered (or the aggregate initial conversion, exercise or exchange price of the convertible, exercisable or exchangeable securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the PetroFina Shares outstanding on such record date plus the number of additional PetroFina Shares to be offered for subscription or purchase (or into which the convertible, exercisable or exchangeable securities so to be offered are initially convertible, exercisable or exchangeable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 10(b), each PetroFina Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of PetroFina ADSs (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of PetroFina ADSs covered by a PetroFina Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (c) Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In the event PetroFina shall at any time after the date of the Merger Agreement pay a dividend or make a distribution (other than cash dividends payable in the ordinary course of business in accordance with Belgian Corporation Law pursuant to a decision of the Ordinary

General Meeting of Shareholders and dividends or distributions referred to in
Section 10(a) above) of evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in Section 10(b) above), the Exercise Price to be in effect after the record date therefor shall be determined by multiplying (i) the Exercise Price in effect immediately prior to such record date by (ii) a fraction of which the numerator shall be the Current Market Price (as defined in Section 10(e)) per share of PetroFina Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent) of such distribution applicable to one PetroFina Share, and of which the denominator shall be such Current Market Price per share of the PetroFina Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 10(c), each PetroFina Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of PetroFina ADSs (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of PetroFina ADSs covered by a PetroFina Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (d) Issuance of Common Stock at Lower Values. In the event PetroFina shall at any time after the date of the Merger Agreement, in a transaction in which Sections 10 (a), (b) and (c) are not applicable, issue or sell PetroFina Shares, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase PetroFina Shares, at a price per PetroFina Share (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing
(A) the total amount receivable by PetroFina in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to PetroFina upon exercise conversion or exchange thereof, by (B) the total number of PetroFina Shares covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the Current Market Price (as defined in Section 10 (e)) per PetroFina Share in effect immediately prior to such sale or issuance, then the number of ADSs thereafter purchasable upon the exercise of each PetroFina Warrant shall be determined by multiplying the number of ADSs theretofore purchasable upon exercise of such PetroFina Warrant by a fraction, the numerator or which shall be the number of PetroFina Shares outstanding immediately after such sale or issuance and the denominator of which shall be the number of PetroFina Shares outstanding immediately prior to such sale or issuance plus the number of PetroFina Shares which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Price per PetroFina Share. Such adjustment shall be made successively whenever any such sale or issuance is made. For purposes of this Section, the PetroFina Shares which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by PetroFina therefor shall be deemed to be the consideration received by PetroFina for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premium stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the PetroFina Shares covered thereby. Whenever the number of PetroFina ADS purchasable upon exercise of each PetroFina Warrant is adjusted pursuant to this
Section 10(d), the Exercise Price of such PetroFina Warrant shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of PetroFina ADSs purchasable upon the exercise of each PetroFina Warrant immediately prior to such adjustment and the denominator of which shall be the number of PetroFina ADSs so purchasable immediately thereafter.

                  In case PetroFina shall issue and sell PetroFina Shares or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase PetroFina Shares for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per PetroFina Share" and the "consideration" receivable by or payable to PetroFina for purposes of the first sentence of this
Section 10(d), the Board of Directors of PetroFina shall determine, in good faith, the fair value of such property, which determination shall be evidenced by a resolution of the Board of Directors of PetroFina. In case PetroFina shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase PetroFina Shares, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per PetroFina Share" and the "consideration" receivable by or payable to for purposes of the first sentence of this Section 10 (d), the Board of Directors of PetroFina shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit which determination shall be evidenced by a resolution of the Board of Directors of PetroFina.

                  (e) For the purpose of any computation hereunder, the "Current Market Price" per PetroFina Share on any date shall be deemed to be the average of the daily Closing Prices per PetroFina Share for the 10 consecutive Trading Days immediately prior to such date. The "Closing Price" per PetroFina Share for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Brussels Stock Exchange. If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the PetroFina Shares are not so listed or traded, the "Current Market Price" per PetroFina Share shall be deemed to be the fair value per PetroFina Share as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent, based on (a) the most recently completed arm's-length transaction between PetroFina and a Person other than an affiliate of PetroFina, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the value of the security as determined by an independent financial expert selected by such Board and reasonably acceptable to the Warrant Agent.

                  (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 10(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent, the nearest ten-thousandth of a PetroFina Share or the nearest one-thousandth of a PetroFina ADS, as the case may be. Notwithstanding the first sentence of this Section 10(f), any adjustment required by this Section 10 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                  (g) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a), the holder of any PetroFina Warrant thereafter exercised shall become entitled to receive any shares of capital stock of PetroFina other than PetroFina ADSs, the number of such other shares so receivable upon exercise of any PetroFina Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 10(a) through
(f) inclusive, and the provisions of Sections 6, 8, 9 and 12 with respect to the PetroFina ADSs shall apply on like terms to any such other shares.

                  (h) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the Exercise Price and the number of PetroFina ADSs or PetroFina Shares issuable upon the exercise of each PetroFina Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only PetroFina Shares so issued were the PetroFina Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such PetroFina Shares, if any, were issued or sold for the consideration actually received by PetroFina upon such exercise plus the consideration, if any, actually received by PetroFina for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of PetroFina ADSs or PetroFina Shares issuable upon exercise of each PetroFina Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                  (i) All PetroFina Warrants originally issued by PetroFina subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of PetroFina ADSs purchasable from time to time hereunder upon exercise of the PetroFina Warrants, all subject to further adjustment as provided herein.

                  (j) Irrespective of any adjustment or change in the Exercise Price or the number of PetroFina ADSs issuable upon the exercise of the PetroFina Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per PetroFina ADS and the number of PetroFina ADSs which were expressed upon the initial Warrant Certificates issued hereunder.

                  (k) PetroFina agrees that it will not, by amendment of its statuts/statuten or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by PetroFina.

                  (l) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, PetroFina may elect to defer until the occurrence of such event the issuance to the holder of any PetroFina Warrant exercised after such record date the PetroFina ADSs or other capital stock of PetroFina issuable upon such exercise over and above the amount of PetroFina ADSs or other capital stock of PetroFina, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that PetroFina shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 10 to the contrary notwithstanding, PetroFina shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this
Section 10, as and to the extent that it in its sole discretion shall determine to be advisable in order that any event treated for United States federal income tax purposes as a distribution of stock or stock rights shall not be taxable to the recipients.

                  (n) If any event occurs as to which the foregoing provisions of this Section 10 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of PetroFina, fairly and adequately protect the purchase rights of the PetroFina Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of PetroFina ADSs issuable upon exercise of any PetroFina Warrant.

                  Section 11. Certification of Adjusted Exercise Price or Number of PetroFina ADSs. Whenever the Exercise Price or the number of PetroFina ADSs issuable upon the exercise of each PetroFina Warrant is adjusted as provided in Sections 10 or 12, PetroFina shall (a) promptly prepare a certificate setting forth the Exercise Price as so adjusted and/or the number of PetroFina ADSs issuable upon exercise of each PetroFina Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the PetroFina ADSs a copy of such certificate and (c) mail, or cause to be mailed, a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 24.

                  Section 12. Reclassification, Consolidation, Merger, Combination, Sale or Conveyance. In case any of the following shall occur while any PetroFina Warrants are outstanding: (i) any consolidation, merger or combination of PetroFina with or into another corporation as a result of which holders of PetroFina Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such PetroFina Shares, or (ii) any sale or conveyance of all or substantially all of the property or assets of PetroFina to any other entity as a result of which holders of PetroFina Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such PetroFina Shares, then PetroFina, or such successor corporation or transferee, as the case may be, shall make appropriate provision by amendment of this Agreement or by the successor corporation or transferee executing with the Warrant Agent an agreement so that the holders of the PetroFina Warrants then outstanding shall have the right at any time thereafter, upon exercise of such PetroFina Warrants, to receive the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of PetroFina Shares represented by the PetroFina ADSs issuable upon exercise of such PetroFina Warrant immediately prior to such consolidation, combination, merger, sale or conveyance.

                  If the holders of the PetroFina Shares may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance, then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance shall be deemed to be the choice specified by the holder of the PetroFina Warrant, which specification shall be made by the holder of the PetroFina Warrant by the later of (i) 10 Trading Days after the holder of the PetroFina Warrant is provided with a final version of all information required by law or regulation to be furnished to holders of the PetroFina Shares concerning such choice, or if no such information is required, 10 Trading Days after PetroFina notified the holder of the PetroFina Warrant of all material facts concerning such specification and (ii) the last time at which holders of PetroFina Shares are permitted to make their specification known to PetroFina. If the holder of the PetroFina Warrant fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of PetroFina Shares not affiliated with PetroFina or any other party to the consolidation, merger, combination, sale or conveyance. Such new PetroFina Warrants shall provide for adjustments which, for events subsequent to the effective date of such new PetroFina Warrants, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10 and this Section 12.

                  PetroFina shall mail, or cause to be mailed, by first-class mail, postage prepaid, to each registered holder of a PetroFina Warrant, written notice of the execution of any such amendment or agreement. Any new agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10. The Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of PetroFina Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

                  The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, combinations, sales or conveyances.

                  Section 13. Fractional PetroFina Warrants and Fractional PetroFina ADSs.

                  (a) PetroFina shall not be required to issue fractions of PetroFina Warrants or to distribute Warrant Certificates which evidence fractional PetroFina Warrants. In lieu of such fractional PetroFina Warrants, there shall be paid to the persons to whom Warrant Certificates representing such fractional PetroFina Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a PetroFina Warrant multiplied by the Current Market Price per whole PetroFina Warrant. For the purpose of any computation under this Section 13(a), "Current Market Price" per PetroFina Warrant on any date shall be deemed to be the average of the daily Closing Prices per PetroFina Warrant for the 10 consecutive Trading Days immediately prior to such date. The Closing Price per PetroFina Warrant for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. ("NYSE") or, if such PetroFina Warrants are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over the counter market, as reported by National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the PetroFina Warrants are not so listed or traded, the "Current Market Price" per PetroFina Warrant shall be deemed to be the fair value per PetroFina Warrant as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent.

                  (b) PetroFina shall not be required to issue fractions of PetroFina ADSs upon exercise of PetroFina Warrants or to distribute PetroFina ADS certificates which evidence fractional PetroFina ADSs. In lieu of fractional PetroFina ADSs, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fractional part of a PetroFina ADS multiplied by the Current Market Price per PetroFina ADS. For the purpose of any computation under this Section 13(b), "Current Market Price" per PetroFina ADS on any date shall be deemed to be the average of the daily Closing Prices per PetroFina ADS for the 10 consecutive Trading Days immediately prior to such date. The Closing Price per PetroFina ADS for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such PetroFina ADSs are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over the counter market, as reported by NASDAQ. If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the PetroFina ADSs are not so listed or traded, the "Current Market Price" per PetroFina ADS shall be deemed to be the fair value per PetroFina ADS as determined in good faith by the Board of Directors of PetroFina, whose determination shall be described in a statement filed with the Warrant Agent, based on (a) the most recently completed arm's-length transaction between PetroFina and a Person other than an affiliate of PetroFina, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the value of the security as determined by an independent financial expert selected by such Board and reasonably acceptable to the Warrant Agent.

                  (c) The holder of a PetroFina Warrant by the acceptance of the PetroFina Warrant expressly waives his right to receive any fractional PetroFina Warrant or any fractional PetroFina ADS upon exercise of a PetroFina Warrant (but not to the cash payment required to be made by PetroFina in lieu thereof in accordance with this Section 13).

                  Section 14. Right of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against PetroFina to enforce, or otherwise act in respect of, such holder's right to exercise the PetroFina Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

                  Section 15. Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with PetroFina and the Warrant Agent and with every other holder of a Warrant Certificate that:

                         (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the principal office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                         (b) PetroFina and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the PetroFina Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than PetroFina or the Warrant Agent) for all purposes whatsoever, and neither PetroFina nor the Warrant Agent shall be affected by any notice to the contrary.

                  Section 16. Warrant Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, PetroFina ADSs or PetroFina Shares or any other securities of PetroFina which may at any time be issuable on the exercise or conversion of the PetroFina Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of PetroFina or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 23), or to receive dividends or distributions or subscription rights, or otherwise, until the PetroFina Warrant or PetroFina Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 17. Concerning the Warrant Agent. PetroFina agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable out-of-pocket expenses and counsel fees and other reasonable disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. PetroFina also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the reasonable costs and expenses of defending against any claim of liability in the premises.

                  Section 18. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 20. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  Section 19. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which PetroFina and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                         (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for PetroFina), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                         (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by PetroFina prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any managing or executive director or the Secretary of PetroFina and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                         (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                         (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by PetroFina only.

                         (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by PetroFina of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of PetroFina ADSs or PetroFina Shares required under the provisions of Sections 10 or 12 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of PetroFina Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any PetroFina ADSs to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any PetroFina ADSs or PetroFina Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

                         (f) PetroFina agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

                         (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any managing director or the Secretary of PetroFina, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                         (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the PetroFina Warrants or other securities of PetroFina or become pecuniarily interested in any transaction in which PetroFina may be interested, or contract with or lend money to PetroFina or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for PetroFina or for any other legal entity.

                         (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to PetroFina resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  Section 20. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 60 days' notice in writing mailed to PetroFina and to each transfer agent of the PetroFina ADSs by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. PetroFina may remove the Warrant Agent or any successor Warrant Agent upon 60 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the PetroFina ADSs by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, PetroFina shall appoint a successor to the Warrant Agent. If PetroFina shall fail to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by PetroFina), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by PetroFina or by a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, PetroFina shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the PetroFina ADSs, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 20, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

                  Section 21. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the PetroFina Warrants to the contrary, PetroFina may, at its option, issue new Warrant Certificates evidencing PetroFina Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per PetroFina ADS and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

                  Section 22. Purchase of PetroFina Warrants by PetroFina. Nothing in this Agreement shall prevent PetroFina from acquiring PetroFina Warrants.

                  Section 23. Notice of Proposed Actions. In case PetroFina shall propose (a) to declare a dividend on the PetroFina Shares payable in shares of capital stock of any class or to make any other distribution to all holders of PetroFina Shares (including any distribution made in connection with a consolidation, merger or combination in which PetroFina is the continuing corporation), or (b) to offer rights, options or warrants to all holders of PetroFina Shares entitling them to subscribe for or purchase PetroFina Shares (or securities convertible into or exercisable or exchangeable for PetroFina Shares or any other securities), or (c) to offer any shares of capital stock in a reclassification of PetroFina Shares (including any such reclassification in connection with a consolidation, merger or combination in which PetroFina is the continuing corporation), or (d) to effect any consolidation, merger or combination into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or net income of PetroFina and its subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of PetroFina or (f) to take any other action referred to in Section 10, then, in each such case, PetroFina shall give, or cause to be given, to each registered holder of a PetroFina Warrant, in accordance with Section 24, a notice of such proposed action, which shall specify the date of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action referred to in Section 10 is to take place and the date of participation therein by the holders of PetroFina Shares, if any such date is to be fixed, and such notice shall be so given at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of PetroFina Shares, whichever shall be the earlier. The failure to give notice required by this
Section 23 or any defect therein shall not affect the legality or validity of the action taken by PetroFina or the vote upon any such action. Unless specifically required by Section 10, the Exercise Price, the number of PetroFina ADSs covered by each PetroFina Warrant and the number of PetroFina Warrants outstanding shall not be subject to adjustment as a result of PetroFina being required to give notice pursuant to this Section 23.

                  Section 24. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the holder of any Warrant Certificate to or on PetroFina, (ii) subject to the provisions of
Section 20, by PetroFina or by the holder of any Warrant Certificate to or on the Warrant Agent or (iii) by PetroFina or the Warrant Agent to the holder of any Warrant Certificate, shall be deemed given (x) on the date delivered, if delivered personally, (y) on the first Trading Day following the deposit thereof with Federal Express, DHL or another recognized overnight courier, if sent by Federal Express, DHL or another recognized overnight courier, and (z) on the fourth Trading Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to PetroFina, to:

                                    PetroFina S.A.
                                    52 Rue de l'Industrie
                                    B-1040 Brussels, Belgium
                                    (32-2) 288 91 11
                                    Telecopy: 32-2-288-3610
                                    Attention:  Secretary General

                  (b)      If to the Warrant Agent, to:

                                    Attention:

                  (c) If to the holder of any Warrant Certificate, to the address of such holder as shown on the register of PetroFina Warrants.

                  Section 25.  Supplements and Amendments.

                  (a) PetroFina and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which PetroFina and the Warrant Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Warrant Certificates.

                  (b) In addition to the foregoing, with the consent of holders other than PetroFina or any affiliate thereof of not less than a majority in number of the then outstanding PetroFina Warrants (other than those held by PetroFina or any affiliate thereof), PetroFina and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the Warrant Certificates; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 10) upon which the PetroFina Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement or otherwise modifying, or adding a provision inconsistent with, this Section 25(b) may be made without the consent of the holder of each outstanding PetroFina Warrant affected thereby.

                  Section 26. Successors. All covenants and provisions of this Agreement by or for the benefit of PetroFina or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 27. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than PetroFina, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of PetroFina, the Warrant Agent and the registered holders of the Warrant Certificates.

                  Section 28. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                  Section 29. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 30. Captions. The caption of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

                                PETROFINA S.A.

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                ______________________________, as Warrant Agent

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                                  Exhibit 1 to Warrant Agreement

                          [Form of Warrant Certificate]

                               Certificate No. M-

                            _______________ Warrants

                    NOT EXERCISABLE AFTER ________ __, 200__

                               Warrant Certificate

                                    PETROFINA

                  This certifies that __________________________, or registered assigns, is the registered owner of the number of PetroFina Warrants set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Warrant Agreement dated as of ________ __, 1998 [the Closing Date] (the "Agreement") between PetroFina S.A., a company organized under the laws of Belgium ("PetroFina"), and _______________, a ___________________ (the "Warrant Agent"), to purchase or receive from PetroFina at any time after ________ __, 1998 [the Closing Date] and prior to 5:00 P.M. (New York City time) on ________ __, 2003, the [fifth (5th) anniversary of the Closing Date], at the principal office of the Warrant Agent, or its successors as Warrant Agent, in New York City, nine-tenths (0.9) of one American Depositary Share (each, a "PetroFina ADS"), each PetroFina ADS representing one-tenth of one ordinary voting share (a "PetroFina Share") of PetroFina, represented hereby to be purchased at $42.25 per PetroFina ADS (the "Exercise Price"), in each case upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, accompanied by payment of the Exercise Price for the PetroFina ADSs to be purchased and any applicable taxes or charges. The number of PetroFina ADSs which may be purchased upon exercise of the PetroFina Warrants evidenced by this Warrant Certificate and the Exercise Price set forth above are the number and Exercise Price as of [date of the Merger Agreement], based on the PetroFina ADSs as constituted at such date. As provided in the Agreement, the Exercise Price and the number and type of securities which may be purchased upon the exercise of the PetroFina Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the occurrence of certain events. Based on the initial Exercise Price of $42.25 per PetroFina ADS, a holder of ten (10) PetroFina Warrants may purchase nine (9) PetroFina ADSs for an aggregate purchase price of $380.25.


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


                  This Warrant Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, PetroFina and the holders of the Warrant Certificates. Copies of the Agreement are on file at the above-mentioned office of the Warrant Agent.

                  This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing PetroFina Warrants entitling the holder to purchase a like aggregate number of PetroFina ADSs, in each case as the PetroFina Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase or receive. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of PetroFina Warrants not exercised.

                  PetroFina shall make a cash payment in lieu of issuing fractional PetroFina Warrants or fractional PetroFina ADSs, as provided in the Agreement.

                  No holder of this Warrant Certificate shall be entitled to vote, participate in any shareholder meeting, receive dividends or distributions on, or be deemed for any purpose the holder of, PetroFina ADSs or PetroFina Shares or of any other securities of PetroFina which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of PetroFina or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the PetroFina Warrant or PetroFina Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Agreement.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


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


                  WITNESS the facsimile signature of the proper officers of PetroFina and its corporate seal. Dated as of ________, 199__.

ATTEST:                                                   PETROFINA S.A.

                                                 By:
-----------------------------                       ----------------------------
                  Secretary                      Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

Countersigned:

-----------------------------

By
  ---------------------------
       Authorized signature


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


                          FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Warrant Certificate.)

To ____________________________________, as Warrant Agent:

                  The undersigned hereby irrevocably elects to exercise ___________________ PetroFina Warrants represented by this Warrant Certificate to purchase the PetroFina ADSs issuable upon the exercise of such PetroFina Warrants and requests that Certificates for such PetroFina ADSs be issued in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

If such number of PetroFina Warrants shall not be all the PetroFina Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such PetroFina Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------


Dated:
      --------------------------

--------------------------------
Signature
(Signature must conform in all
respects to name of holder as
specified on the face of this
Warrant Certificate)

Signature Guaranteed:

                                                              Annex A to Warrant

                                 ASSIGNMENT FORM
             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificates)

                  FOR VALUE RECEIVED, __________________________________________
hereby sells, assigns and transfers unto

Name:
     ---------------------------------------------------------------------------
                 (please typewrite or print in block letters)

Address:
        ------------------------------------------------------------------------

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer within the Warrant Certificate the same on the books of the Company, with full power of substitution in the premises.

Date ________, _____

                                    Signature

                                    -------------------------------------
Signature Guaranteed:

                                    Notice

                  The signature to the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.


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